Exhibit 99.1

For Immediate Release

July 23, 2025

10% Annualized Loan Growth Drives 24% Annualized Earnings per Share Growth

Net Interest Margin and Loan Commitments Experience Significant Increases

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), reported net income of $5.1 million for the quarter ended June 30, 2025 compared to $3.9 million for the quarter ended June 30, 2024, an increase of $1.2 million or 30.7%.  Diluted earnings per common share were $0.36 for the quarter ended June 30, 2025 compared to $0.27 for the quarter ended June 30, 2024, an increase of 33.3%. For the quarter ended March 31, 2025, reported net income was $4.8 million or $0.34 per diluted common share.

Selected Highlights

●	Earnings Accelerating – Pre-tax, pre-provision earnings (Non-GAAP) of $7.1 million for the three months ended June 30, 2025 represent a 12.1% increase over the $6.4 million for the three months ended March 31, 2025 and a 50.7% increase as compared to $4.7 million for the three months ended June 30, 2024. Refer to “Explanation of Non-GAAP Financial Measures,” the “Reconciliation of Certain Non-GAAP Financial Measures” table and the “Average Balance Sheets, Interest and Rates” tables for further details about financial measures used in this release that were determined by methods other than in accordance with GAAP.

●	Continued Margin Expansion – The tax-equivalent net interest margin (Non-GAAP) expanded for the fifth consecutive quarter and grew by 12 basis points during the most recent quarter to 2.70% compared to 2.58% for the first quarter of 2025 and 2.19% for the second quarter of 2024.

●	Significant Increase in Net Interest Income – For the three months ended June 30, 2025, the Company reported net interest income of $14.9 million, representing a $0.8 million or 5.9% increase over the previous quarter and a $2.8 million or 23.5% increase over the prior year quarter.

●	Strong Loan Demand – The Company’s loan pipeline remained strong with $135.5 million in new commitments recorded during the three months ended June 30, 2025, a 40.5% improvement on the $96.5 million of new commitments recorded during the three months ended March 31, 2025. The most recent quarter’s new commitment production represents the highest quarterly level since the fourth quarter of 2022. New commitments represent loans closed, but not necessarily fully funded as of the end of the respective reporting period.

●	Excellent Asset Quality – As of June 30, 2025 the Company had no loans greater than 30 days past due, no non-accrual loans and no other real estate owned assets. The Company recorded no net charge-offs during the second quarter of 2025 and there were no loans classified as substandard as of June 30, 2025.

●	Robust Capitalization – Each of the Bank’s regulatory capital ratios remained well in excess of the regulatory well-capitalized thresholds as of June 30, 2025. During the quarter ended June 30, 2025, the Company repurchased 76,804 shares of its common stock at an average price of $17.12. The aggregate repurchase activity was accretive to the Company’s book value per share.

●	Growing Book Value per Share – Book value per share increased from $16.54 as of June 30, 2024 to $17.83 as of June 30, 2025, a 7.8% increase. The June 30, 2025 book value per share reflects our $0.30 per share cash dividend declared on April 22, 2025 and paid on July 7, 2025.

Chris Bergstrom, President and Chief Executive Officer, commented, “The previously reported growth in commitments translated into meaningful loan balance growth.  During the second quarter of 2025, the Company increased loans by $46.4 million or 10% annualized.  We believe the $135.5 million in new commitments booked during the quarter, a more than 40% increase over first quarter commitments, indicates additional potential loan and net interest income growth.  Primarily through loan growth and a 12 basis point sequential quarter improvement in our net interest margin, we were able to increase pre-tax, pre-provision earnings over 50% when compared to the second quarter of 2024.  While our underwriting remains unchanged, our momentum is building.  We have the asset quality, capital and liquidity to support increased growth and returns.”

Balance Sheet, Liquidity and Credit Quality

Total assets were $2.27 billion at June 30, 2025, $2.23 billion at December 31, 2024, and $2.27 billion at June 30, 2024.  Total assets have increased $33.0 million or 1.5% since December 31, 2024 and decreased $1.8 million or 0.1% since June 30, 2024.

Total loans, net of unearned income, increased $46.4 million or 2.5% to $1.92 billion at June 30, 2025, compared to $1.87 billion at March 31, 2025 and increased $89.7 million or 4.9% from June 30, 2024. The increase in loans from March 31, 2025, was primarily attributable to growth in investor real estate loans, residential mortgage loans and construction & development loans. All other portfolios remained relatively unchanged during the most recent quarter. Refer to the Loan, Deposit and Borrowing Detail table for further information.

The carrying value of the Company’s fixed income securities portfolio was $215.8 million at June 30, 2025, $215.6 million at March 31, 2025 and $241.6 million at June 30, 2024. The decrease in carrying value of the Company’s fixed income securities portfolio since June 30, 2024 was primarily attributable to maturities and the amortization of the portfolio.  As of June 30, 2025, 95.3% of our bond portfolio carried the implied guarantee of the United States government or one of its agencies.  At June 30, 2025, 65.1% of the fixed income portfolio was invested in amortizing bonds, which provides the Company with a source of steady cash flow. At June 30, 2025, the fixed income portfolio had an estimated weighted average life of 4.1 years. The available-for-sale portfolio comprised approximately 60% of the fixed income securities portfolio and had a weighted average life of 3.1 years at June 30, 2025. The held-to-maturity portfolio comprised approximately 40% of the fixed income securities portfolio and had a weighted average life of 5.6 years at June 30, 2025.

The Company’s balance sheet remains highly liquid. The Company’s liquidity position, defined as the sum of cash, unencumbered securities and available secured borrowing capacity, totaled $755.6 million as of June 30, 2025 compared to $786.9 million as of March 31, 2025 and represented 33.3% and 34.5% of total assets, respectively. In addition to available secured borrowing capacity, the Bank had available federal funds lines of $93.5 million at June 30, 2025.

Total deposits were $1.90 billion at June 30, 2025, $1.89 billion at December 31, 2024 and $1.91 billion at June 30, 2024.  During the most recent quarter, total deposits decreased $25.3 million or 1.3% when compared to March 31, 2025.  Deposits decreased $15.9 million or 0.8% when compared to June 30, 2024. The Bank reduced costlier certificates of deposits by $27.8 million since June 30, 2024, which was partially offset by an increase in interest-bearing demand deposits, which grew $13.3 million over the same period.  As of June 30, 2025, the Company had $656.0 million of deposits that were not insured or not collateralized compared to $677.0 million at June 30, 2024.

Federal Home Loan Bank (“FHLB”) advances remained constant totaling $56.0 million as of June 30, 2025. The three FHLB advances have a weighted average fixed interest rate of 3.99%. In addition to outstanding FHLB advances, total borrowings as of June 30, 2025 consisted of subordinated debt totaling $24.8 million and federal funds purchased of $16.5 million.

Shareholders’ equity increased $18.4 million or 7.8% to $253.7 million at June 30, 2025 compared to $235.3 million at June 30, 2024. Book value per share was $17.83 as of June 30, 2025 compared to $16.54 as of June 30, 2024, an increase of 7.8%. The year-over-year change in book value per share was primarily due to the Company’s earnings over the previous twelve months and a decrease in accumulated other comprehensive loss. This increase was partially offset by increased cash dividends paid and increased share count from shareholder option exercises and restricted share award issuances offset by Company’s share repurchases. The decrease in accumulated other comprehensive loss was attributable to decreases in unrealized losses on our available-for-sale investment portfolio due to market value increases.

The Bank’s capital ratios remained well above regulatory thresholds for well-capitalized banks. As of June 30, 2025, the Bank’s total risk-based capital ratio was 16.3%, compared to 16.4% at June 30, 2024 and 16.2% at December 31, 2024. As outlined below, the Bank would continue to remain well above regulatory thresholds for well-capitalized banks at June 30, 2025 in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized (Non-GAAP).

Bank Regulatory Capital Ratios (As Reported)
	Well-Capitalized Threshold	June 30, 2025	December 31, 2024	June 30, 2024
Total risk-based capital ratio	10.0%	16.3%	16.2%	16.4%
Tier 1 risk-based capital ratio	8.0%	15.3%	15.2%	15.4%
Common equity tier 1 ratio	6.5%	15.3%	15.2%	15.4%
Leverage ratio	5.0%	12.8%	12.4%	12.2%

Adjusted Bank Regulatory Capital Ratios (Hypothetical Scenario of Selling All Bonds at Fair Market Value - Non-GAAP)
	Well-Capitalized Threshold	June 30, 2025	December 31, 2024	June 30, 2024
Adjusted total risk-based capital ratio	10.0%	15.6%	15.3%	15.3%
Adjusted tier 1 risk-based capital ratio	8.0%	14.6%	14.2%	14.3%
Adjusted common equity tier 1 ratio	6.5%	14.6%	14.2%	14.3%
Adjusted leverage ratio	5.0%	12.0%	11.5%	11.2%

The Company recorded no charge-offs during the six months ended June 30, 2025.  As of June 30, 2025, the Company had no loans greater than 30 days past due, no non-accrual loans and no other real estate owned assets.

At June 30, 2025, the allowance for loan credit losses was $19.3 million or 1.01% of outstanding loans, net of unearned income, compared to $18.8 million or 1.01% of outstanding loans, net of unearned income, at March 31, 2025. An increase in the allowance for loan credit losses during the most recent quarter is directly attributable to the growth in the loan portfolio.

At June 30, 2025, the allowance for credit losses on unfunded loan commitments was $1.2 million compared to $1.1 million at March 31, 2025.

The Company did not have an allowance for credit losses on held-to-maturity securities as of June 30, 2025 or March 31, 2025.  As of June 30, 2025, 93.3% of our held-to-maturity portfolio carried the implied guarantee of the United States Government or one of its agencies.

The Company’s owner occupied and non-owner occupied CRE portfolios continue to be of sound credit quality. The following table demonstrates their strong debt-service-coverage and loan-to-value ratios as of June 30, 2025.

Commercial Real Estate
	Owner Occupied					Non-owner Occupied
Asset Class	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)
Warehouse & Industrial	49.4%	3.3	x	54	$68,163	50.4%	2.2	x	45	$114,220
Office	56.8%	3.6	x	135	82,418	45.3%	1.8	x	56	106,136
Retail	58.6%	2.8	x	42	74,145	50.1%	1.8	x	147	453,032
Church	26.3%	2.6	x	17	28,132	73.3%	1.0	x	2	5,789
Hotel/Motel	- -	- -		- -	- -	52.0%	1.5	x	11	82,656
Other(4)	36.6%	3.4	x	38	67,203	45.2%	2.2	x	8	15,758
Total				286	$320,061				269	$777,591

(1)	Loan-to-value is determined at origination date and is divided by principal balance as of June 30, 2025.
(2)	The debt service coverage ratio (“DSCR”) is calculated from the primary source of repayment for the loan. Owner occupied DSCR’s are derived from cash flows from the owner occupant’s business, property and their guarantors, while non-owner occupied DSCR’s are derived from the net operating income of the property.
(3)	Principal balance excludes deferred fees or costs.
(4)	Other asset class is primarily comprised of schools, daycares and country clubs.

The following charts provide geographic detail and stated maturity summaries for the Company’s non-owner occupied office portfolio as of June 30, 2025:

Non-owner occupied office: Geography
Geography	Commitment (in 000s)	Percentage
Virginia	$78,140	69.7%
Maryland	$27,561	24.6%
DC	$5,885	5.3%
Other	$449	0.4%
Total	$112,035	100.0%

Non-owner occupied office: Maturity
Maturity Year	Commitment (in 000s)	Percentage
2025	$13,378	11.9%
2026	$5,841	5.2%
2027	$1,403	1.3%
2028	$15,990	14.3%
2029+	$75,423	67.3%
Total	$112,035	100.0%

Income Statement Review

Quarterly Results

The Company reported net income of $5.1 million for the second quarter of 2025, an increase of $1.2 million or 30.7% when compared to $3.9 million for the second quarter of 2024.  Pre-tax, pre-provision net income (Non-GAAP) was $7.1 million for the three months ended June 30, 2025, representing an increase of $2.4 million or 50.7% when compared to the three months ended June 30, 2024, predominantly driven by the growth in net interest income.

For the three months ended June 30, 2025, net interest income increased $2.8 million or 23.5% to $14.9 million compared to $12.1 million for the three months ended June 30, 2024. During the same period, interest income increased $1.1 million or 3.9%, driven by higher interest income on loans, while interest expense declined by $1.8 million or 12.2%, predominantly due to lower interest expense on time deposits and money market accounts.

The annualized tax-equivalent net interest margin (Non-GAAP) for the second quarter of 2025 was 2.70% as compared to 2.19% for the same period in 2024. The increase in tax-equivalent net interest margin was primarily due to higher yields on interest-earning assets, driven by an increase in loan yields, coupled with lower rates on interest-bearing liabilities and decline in overall average funding balances.

The yield on interest-earning assets was 5.03% for the second quarter of 2025 compared to 4.85% for the same period in 2024 primarily due to a 22 basis points increase in loan yields and, to a lesser extent, a eight basis points increase in yields on investment securities. The cost of interest-bearing liabilities was 3.38% for the second quarter of 2025 compared to 3.81% for the same quarter in the prior year driven by 41 basis points decline in rates on interest-bearing deposits. Rates declined across all deposit categories, most notably in time deposits, money market and NOW accounts, which declined by 27 basis points, 51 basis points, and 43 basis points, respectively. Cost of borrowings declined from 4.98% for the prior year quarter to 4.53% in the most recent quarter, mainly as a result of the payoff of higher cost Bank Term Funding Program borrowings in September 2024, which were partially replaced with lower cost FHLB advances.

The Company recorded a $537 thousand provision for credit losses for the second quarter of 2025 compared to a recovery of provision for credit losses of $292 thousand for the second quarter of 2024. The provision for credit losses during the most recent quarter was directly attributable to the growth in the Company’s loan portfolio quarter-over-quarter. All other credit-related assumptions used in the allowance estimate, including qualitative adjustments and economic forecasts, remained relatively consistent compared to the previous quarter.

Non-interest income decreased $48 thousand during the second quarter of 2025 compared to the second quarter of 2024. This decrease was primarily attributable to a $155 thousand reduction in gains recorded on sales of the guaranteed portions of SBA 7(a) loans due to lower sale activity, partially offset by favorable variances associated with mark-to-market adjustments on the Company’s nonqualified deferred compensation plan totaling $147 thousand over the same period.

Non-interest expense increased $404 thousand or 5.1% during the second quarter of 2025 compared to the second quarter of 2024 primarily as a result of an increase in salaries and employee benefits expense and higher professional fees. The $303 thousand or 6.2% increase in salaries and employee benefits expense stemmed from the hiring of additional personnel.  The Company hired five business development officers since June 30, 2024. Professional fees increased by $97 thousand or 46.7% due to an engagement of external advisors assisting the Company with various regulatory filings during the most recent quarter. These increases were partially offset by lower occupancy expense, resulting from relocating a branch to a lower cost and more favorable location, and lower marketing expense due to more efficient advertising initiatives.

For the three months ended June 30, 2025, annualized non-interest expense to average assets was 1.49% compared to 1.42% for the three months ended June 30, 2024. The increase was primarily due to higher non-interest expense, as described above, when comparing the two periods. For the three months ended June 30, 2025, the efficiency ratio declined to 53.9% compared to 62.6% for the three months ended June 30, 2024. This decrease in the efficiency ratio (reflecting an increase in efficiency) was primarily due to an increase in net interest income over the period.

Return on average assets for the quarter ended June 30, 2025 was 0.91% and return on average equity was 8.06% compared to 0.70% and 6.68%, respectively, for the second quarter of 2024.

Year-to-Date Results

The Company reported net income of $9.9 million for the six months ended June 30, 2025, an increase of $1.8 million or 22.2% when compared to the same period in 2024.

Net interest income for the six months ended June 30, 2025 increased $5.2 million or 21.8% compared to the same period of 2024, driven primarily by the decrease in costs of interest-bearing liabilities coupled with the increase in yield on interest-earning assets. The yield on interest earning assets was 5.01% for the six months ended June 30, 2025 compared to 4.84% for the same period in 2024. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s loans and securities as a result of higher prevailing interest rates as assets repriced subsequent to the second quarter of 2024. The cost of interest-bearing liabilities was 3.43% for the six months ended June 30, 2025 compared to 3.81% for the six months ended June 30, 2024. The decrease in the cost of interest-bearing liabilities was primarily due to a 36 basis points decrease in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with a decrease in rates offered on money market, NOW and savings deposit accounts since the second quarter of 2024. The annualized net interest margin and tax-equivalent net interest margin (Non-GAAP) for the six months ended June 30, 2025 were 2.63% and 2.64%, respectively, as compared to 2.14% and 2.15%, respectively, for the same period in the prior year. The increase in net interest margin was primarily due to the decrease in cost of interest-bearing deposits along with an increase in yields on the Company’s interest-earning assets.

The Company recorded a $707 thousand provision for credit losses for the six months ended June 30, 2025 compared to a $1.1 million recovery of provision for credit losses for the six months ended June 30, 2024. The provision for credit losses during the six months ended June 30, 2025 was primarily a result of changes in the composition and volume of the loan portfolio, updated economic forecasts used in the quantitative portion of the model and an assessment of management’s considerations of qualitative factors.

Non-interest income decreased $361 thousand during the six months ended June 30, 2025 compared to the same period of 2024.  The decrease was primarily driven by a $252 thousand decrease on the recorded gain on sale of the government guaranteed portion of the SBA 7(a) loans due to decreased sale activity, a $64 thousand decrease in swap fee income and a $46 thousand decrease in insurance commissions.

Non-interest expense increased $728 thousand or 4.6% during the six months ended June 30, 2025 compared to the same period in 2024 primarily driven by a $592 thousand or 6.1% increase in salaries and employee benefits. The Company hired five business development officers during the preceding twelve months.  Other expenses increased $189 thousand or 4.1% for the six months ended June 30, 2025 compared to the six months ended June 30, 2024.  Increases were primarily in data processing and state franchise tax, partially offset by a reduction in marketing expense. Furniture and equipment expenses increased $32 thousand or 5.4% for the six months ended June 30, 2025 compared to the same period in 2024. The increase was due to investment and maintenance in technology. These increases were partially offset by a decrease in the Company’s occupancy expense, which declined by $85 thousand or 9.5% for the six months ended June 30, 2025 compared to the six months ended June 30, 2024 due to relocating a branch to a more favorable location.

For the six months ended June 30, 2025, annualized non-interest expense to average assets was 1.49% compared to

1.41% for the six months ended June 30, 2024. The increase was primarily due to higher non-interest expenses combined with lower average assets when comparing the two periods.

For the six months ended June 30, 2025, the annualized efficiency ratio was 55.1% compared to 62.8% for the six months ended June 30, 2024. The decrease was primarily due to an increase in net interest income.

Return on average assets for the six months ended June 30, 2025 was 0.89% and return on average equity was 7.91% compared to 0.72% and 6.95%, respectively, for the six months ended June 30, 2024.

Explanation of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with GAAP. Management believes that the supplemental Non-GAAP information provides a better comparison of period-to-period operating performance and unrealized losses in the Company’s bond portfolio on the Bank’s regulatory capital ratios. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

●	Tax-equivalent net interest margin reflects adjustments for differences in tax treatment of interest income sources;
●	Adjusted Bank regulatory capital ratios in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized; and
●	Pre-tax, pre-provision earnings excludes income tax expense and the provision for (recovery of) credit losses.

These disclosures should not be viewed as a substitute for, or more important than, financial results in accordance with GAAP, nor are they necessarily comparable to Non-GAAP performance measures which may be presented by other companies. Please refer to the Reconciliation of Certain Non-GAAP Financial Measures table and Average

Balance Sheets, Interest and Rates tables for the respective periods for a reconciliation of these Non-GAAP measures to the most directly comparable GAAP measure.

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington, D.C. Metropolitan area. The Bank offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated relationship managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including charter and private schools, government contractors, health services, nonprofits and associations, professional services, property management companies and title companies. Learn more at  www.johnmarshallbank.com.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market, including potential reductions in spending by the U.S. Government and related reductions in the federal workforce; adequacy of our allowance for loan credit losses; allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

# # #

John Marshall Bancorp, Inc.

Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

	At or For the Three Months Ended				At or For the Six Months Ended
		June 30				June 30
	2025		2024		2025		2024
Selected Balance Sheet Data
Cash and cash equivalents		$116,926		$182,605		$116,926		$182,605
Total investment securities		226,495		249,582		226,495		249,582
Loans, net of unearned income		1,916,915		1,827,187		1,916,915		1,827,187
Allowance for loan credit losses		19,298		18,433		19,298		18,433
Total assets		2,267,953		2,269,757		2,267,953		2,269,757
Non-interest bearing demand deposits		438,628		437,169		438,628		437,169
Interest bearing deposits		1,458,265		1,475,671		1,458,265		1,475,671
Total deposits		1,896,893		1,912,840		1,896,893		1,912,840
Federal funds purchased		16,500		- -		16,500		- -
Federal Home Loan Bank advances		56,000		- -		56,000		- -
Federal Reserve Bank borrowings		- -		77,000		- -		77,000
Shareholders' equity		253,732		235,346		253,732		235,346

Summary Results of Operations
Interest income		$27,843		$26,791		$55,147		$53,710
Interest expense		12,917		14,710		26,124		29,885
Net interest income		14,926		12,081		29,023		23,825
Provision for (recovery of) credit losses		537		(292)		707		(1,068)
Net interest income after provision for (recovery of) credit losses		14,389		12,373		28,316		24,893
Non-interest income		507		555		1,012		1,373
Non-interest expense		8,313		7,909		16,561		15,833
Income before income taxes		6,583		5,019		12,767		10,433
Net income		5,103		3,905		9,913		8,109

Per Share Data and Shares Outstanding
Earnings per common share - basic		$0.36		$0.27		$0.69		$0.57
Earnings per common share - diluted		$0.36		$0.27		$0.69		$0.57
Book value per share		$17.83		$16.54		$17.83		$16.54
Weighted average common shares (basic)		14,221,597		14,173,245		14,222,311		14,152,115
Weighted average common shares (diluted)		14,223,418		14,200,171		14,231,142		14,189,517
Common shares outstanding at end of period		14,231,389		14,229,853		14,231,389		14,229,853

Performance Ratios
Return on average assets (annualized)		0.91%		0.70%		0.89%		0.72%
Return on average equity (annualized)		8.06%		6.68%		7.91%		6.95%
Net interest margin		2.69%		2.19%		2.63%		2.14%
Tax-equivalent net interest margin (Non-GAAP)(1)		2.70%		2.19%		2.64%		2.15%
Non-interest income as a percentage of average assets (annualized)		0.09%		0.10%		0.09%		0.12%
Non-interest expense to average assets (annualized)		1.49%		1.42%		1.49%		1.41%
Efficiency ratio		53.9%		62.6%		55.1%		62.8%

Asset Quality
Non-performing assets to total assets		- -%		- -%		- -%		- -%
Non-performing loans to total loans		- -%		- -%		- -%		- -%
Allowance for loan credit losses to non-performing loans		N/M		N/M		N/M		N/M
Allowance for loan credit losses to total loans		1.01%		1.01%		1.01%		1.01%
Net charge-offs to average loans (annualized)		- -%		- -%		- -%		- -%

Loans 30-89 days past due and accruing interest	$	- -	$	- -	$	- -	$	- -
90 days past due and still accruing interest		- -		- -		- -		- -
Non-accrual loans		- -		- -		- -		- -
Other real estate owned		- -		- -		- -		- -
Non-performing assets (2)		- -		- -		- -		- -

Capital Ratios (Bank Level)
Equity / assets		12.2%		11.4%		12.2%		11.4%
Total risk-based capital ratio		16.3%		16.4%		16.3%		16.4%
Tier 1 risk-based capital ratio		15.3%		15.4%		15.3%		15.4%
Common equity tier 1 ratio		15.3%		15.4%		15.3%		15.4%
Leverage ratio		12.8%		12.2%		12.8%		12.2%

Other Information
Number of full time equivalent employees		141		140		141		140
# Full service branch offices		8		8		8		8

(1)	Non-GAAP financial measure. Refer to “Average Balance, Interest and Rates table” for further details.
(2)	Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest and other real estate owned.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	June 30,	December 31,	June 30,	Last Six	Year Over
	2025	2024	2024	Months	Year
Assets	(Unaudited)	*	(Unaudited)
Cash and due from banks	$9,415	$5,945	$10,024	58.4%	(6.1)%
Interest-bearing deposits in banks	107,511	116,524	172,581	(7.7)%	(37.7)%
Securities available-for-sale, at fair value	125,498	130,257	147,753	(3.7)%	(15.1)%
Securities held-to-maturity at amortized cost, fair value of $77,448, $76,270, and $77,268 at 6/30/2025, 12/31/2024, and 6/30/2024, respectively.	90,264	92,009	93,830	(1.9)%	(3.8)%
Restricted securities, at cost	7,637	7,634	4,966	- -%	53.8%
Equity securities, at fair value	3,096	2,832	3,033	9.3%	2.1%
Loans, net of unearned income	1,916,915	1,872,173	1,827,187	2.4%	4.9%
Allowance for loan credit losses	(19,298)	(18,715)	(18,433)	3.1%	4.7%
Net loans	1,897,617	1,853,458	1,808,754	2.4%	4.9%
Bank premises and equipment, net	1,519	1,318	1,184	15.3%	28.3%
Accrued interest receivable	5,844	5,996	6,196	(2.5)%	(5.7)%
Right of use assets	4,449	5,013	4,105	(11.3)%	8.4%
Other assets	15,103	13,961	17,331	8.2%	(12.9)%
Total assets	$2,267,953	$2,234,947	$2,269,757	1.5%	(0.1)%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$438,628	$433,288	$437,169	1.2%	0.3%
Interest-bearing demand deposits	681,230	705,097	667,951	(3.4)%	2.0%
Savings deposits	42,966	44,367	45,884	(3.2)%	(6.4)%
Time deposits	734,069	709,663	761,836	3.4%	(3.6)%
Total deposits	1,896,893	1,892,415	1,912,840	0.2%	(0.8)%
Federal funds purchased	16,500	- -	- -	N/M	N/M
Federal Home Loan Bank advances	56,000	56,000	- -	- -%	N/M
Federal Reserve Bank borrowings	- -	- -	77,000	N/M	(100.0)%
Subordinated debt, net	24,833	24,791	24,749	0.2%	0.3%
Accrued interest payable	2,280	2,394	4,029	(4.8)%	(43.4)%
Lease liabilities	4,800	5,369	4,366	(10.6)%	9.9%
Other liabilities	12,915	7,364	11,427	75.4%	13.0%
Total liabilities	2,014,221	1,988,333	2,034,411	1.3%	(1.0)%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, nonvoting, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, voting, par value $0.01 per share; authorized 30,000,000 shares; issued and outstanding, 14,231,389 at 6/30/2025 including 50,033 unvested shares, issued and outstanding, 14,269,469 at 12/31/2024 including 54,388 unvested shares, and issued and outstanding, 14,229,853 at 6/30/2024 including 46,253 unvested shares	142	142	142	- -%	- -%
Additional paid-in capital	96,485	97,173	96,817	(0.7)%	(0.3)%
Retained earnings	165,594	159,951	150,942	3.5%	9.7%
Accumulated other comprehensive loss	(8,489)	(10,652)	(12,555)	(20.3)%	(32.4)%
Total shareholders' equity	253,732	246,614	235,346	2.9%	7.8%
Total liabilities and shareholders' equity	$2,267,953	$2,234,947	$2,269,757	1.5%	(0.1)%

* Derived from audited consolidated financial statements.

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Interest and Dividend Income
Interest and fees on loans	$25,220	$23,360	8.0%	$50,027	$46,983	6.5%
Interest on investment securities, taxable	1,071	1,194	(10.3)%	2,102	2,463	(14.7)%
Interest on investment securities, tax-exempt	9	9	--%	18	18	--%
Dividends	121	84	44.0%	244	166	47.0%
Interest on deposits in other banks	1,422	2,144	(33.7)%	2,756	4,080	(32.5)%
Total interest and dividend income	27,843	26,791	3.9%	55,147	53,710	2.7%

Interest Expense
Deposits	12,001	13,450	(10.8)%	24,300	27,381	(11.3)%
Federal funds purchased	2	- -	N/M	2	2	--%
Federal Home Loan Bank advances	565	- -	N/M	1,124	- -	N/M
Federal Reserve Bank borrowings	- -	911	(100.0)%	- -	1,804	(100.0)%
Subordinated debt	349	349	--%	698	698	--%
Total interest expense	12,917	14,710	(12.2)%	26,124	29,885	(12.6)%

Net interest income	14,926	12,081	23.5%	29,023	23,825	21.8%

Provision for (recovery of) Credit Losses	537	(292)	(283.9)%	707	(1,068)	(166.2)%

Net interest income after provision for (recovery of) credit losses	14,389	12,373	16.3%	28,316	24,893	13.8%

Non-interest Income
Service charges on deposit accounts	86	88	(2.3)%	168	176	(4.5)%
Other service charges and fees	141	165	(14.5)%	294	314	(6.4)%
Insurance commissions	33	40	(17.5)%	246	292	(15.8)%
Gain on sale of government guaranteed loans	61	216	(71.8)%	97	349	(72.2)%
Non-qualified deferred compensation plan asset gains, net	182	35	420.0%	206	159	29.6%
Other income	4	11	(63.6)%	1	83	(98.8)%
Total non-interest income	507	555	(8.6)%	1,012	1,373	(26.3)

Non-interest Expenses
Salaries and employee benefits	5,178	4,875	6.2%	10,277	9,685	6.1%
Occupancy expense of premises	407	448	(9.2)%	814	899	(9.5)%
Furniture and equipment expenses	315	301	4.7%	630	598	5.4%
Other expenses	2,413	2,285	5.6%	4,840	4,651	4.1%
Total non-interest expenses	8,313	7,909	5.1%	16,561	15,833	4.6%

Income before income taxes	6,583	5,019	31.2%	12,767	10,433	22.4%

Income Tax Expense	1,480	1,114	32.9%	2,854	2,324	22.8%

Net income	$5,103	$3,905	30.7%	$9,913	$8,109	22.2%

Earnings Per Share
Basic	$0.36	$0.27	33.3%	$0.69	$0.57	21.1%
Diluted	$0.36	$0.27	33.3%	$0.69	$0.57	21.1%

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

	2025				2024
	June 30	March 31		December 31		September 30		June 30		March 31
Profitability for the Quarter:
Interest income	$27,843		$27,305		$27,995		$28,428	$26,791		$26,919
Interest expense	12,917		13,208		13,929		15,272	14,710		15,175
Net interest income	14,926		14,097		14,066		13,156	12,081		11,744
Provision for (recovery of) credit losses	537		170		298		400	(292)		(776)
Non-interest income	507		505		281		617	555		818
Non-interest expenses	8,313		8,248		7,945		8,031	7,909		7,924
Income before income taxes	6,583		6,184		6,104		5,342	5,019		5,414
Income tax expense	1,480		1,374		1,328		1,107	1,114		1,210
Net income	$5,103		$4,810		$4,776		$4,235	$3,905		$4,204

Financial Performance:
Return on average assets (annualized)	0.91%		0.87%		0.85%		0.73%	0.70%		0.75%
Return on average equity (annualized)	8.06%		7.76%		7.71%		7.00%	6.68%		7.23%
Net interest margin	2.69%		2.58%		2.52%		2.30%	2.19%		2.11%
Tax-equivalent net interest margin (Non-GAAP)	2.70%		2.58%		2.52%		2.30%	2.19%		2.11%
Non-interest income as a percentage of average assets (annualized)	0.09%		0.09%		0.05%		0.11%	0.10%		0.15%
Non-interest expense to average assets (annualized)	1.49%		1.50%		1.41%		1.39%	1.42%		1.41%
Efficiency ratio	53.9%		56.5%		55.4%		58.3%	62.6%		63.1%

Per Share Data:
Earnings per common share - basic	$0.36		$0.34		$0.34		$0.30	$0.27		$0.30
Earnings per common share - diluted	$0.36		$0.34		$0.33		$0.30	$0.27		$0.30
Book value per share	$17.83		$17.72		$17.28		$17.07	$16.54		$16.51
Dividends declared per share	$0.30	$	- -	$	- -	$	- -	$0.25	$	- -
Weighted average common shares (basic)	14,221,597		14,223,046		14,196,309		14,187,691	14,173,245		14,130,986
Weighted average common shares (diluted)	14,223,418		14,241,114		14,224,287		14,214,586	14,200,171		14,181,254
Common shares outstanding at end of period	14,231,389		14,275,885		14,269,469		14,238,677	14,229,853		14,209,606

Non-interest Income:
Service charges on deposit accounts	$86		$82		$89		$84	$88		$88
Other service charges and fees	141		153		181		160	165		149
Insurance commissions	33		213		59		64	40		252
Gain on sale of government guaranteed loans	61		36		11		160	216		133
Non-qualified deferred compensation plan asset gains (losses), net	182		24		(62)		139	35		124
Other income (loss)	4		(3)		3		10	11		72
Total non-interest income	$507		$505		$281		$617	$555		$818

Non-interest Expenses:
Salaries and employee benefits	$5,178		$5,099		$4,658		$4,897	$4,875		$4,810
Occupancy expense of premises	407		407		417		444	448		451
Furniture and equipment expenses	315		316		319		304	301		297
Other expenses	2,413		2,426		2,551		2,386	2,285		2,366
Total non-interest expenses	$8,313		$8,248		$7,945		$8,031	$7,909		$7,924

Balance Sheets at Quarter End:
Total loans, net of unearned income	$1,916,915		$1,870,472		$1,872,173		$1,842,598	$1,827,187		$1,825,931
Allowance for loan credit losses	(19,298)		(18,826)		(18,715)		(18,481)	(18,433)		(18,671)
Investment securities	226,495		226,163		232,732		247,840	249,582		261,341
Interest-earning assets	2,250,921		2,255,154		2,221,429		2,259,501	2,249,350		2,234,592
Total assets	2,267,953		2,272,432		2,234,947		2,274,363	2,269,757		2,251,837
Total deposits	1,896,893		1,922,175		1,892,415		1,936,150	1,912,840		1,900,990
Total interest-bearing liabilities	1,555,598		1,565,165		1,539,918		1,544,498	1,577,420		1,598,050
Total shareholders' equity	253,732		252,958		246,614		243,118	235,346		234,550

Quarterly Average Balance Sheets:
Total loans, net of unearned income	$1,868,290		$1,868,303		$1,838,526		$1,818,472	$1,810,722		$1,835,966
Investment securities	229,171		231,479		243,329		249,354	255,940		270,760
Interest-earning assets	2,224,806		2,220,730		2,223,725		2,277,427	2,222,658		2,247,620
Total assets	2,238,955		2,233,761		2,238,062		2,292,385	2,239,261		2,264,544
Total deposits	1,883,425		1,884,969		1,893,976		1,939,601	1,883,010		1,914,173
Total interest-bearing liabilities	1,530,811		1,540,974		1,532,452		1,573,631	1,551,953		1,600,197
Total shareholders' equity	254,071		251,559		246,525		240,609	235,136		233,952

Financial Measures:
Average equity to average assets	11.3%		11.3%		11.0%		10.5%	10.5%		10.3%
Investment securities to earning assets	10.1%		10.0%		10.5%		11.0%	11.1%		11.7%
Loans to earning assets	85.2%		82.9%		84.3%		81.5%	81.2%		81.7%
Loans to assets	84.5%		82.3%		83.8%		81.0%	80.5%		81.1%
Loans to deposits	101.1%		97.3%		98.9%		95.2%	95.5%		96.1%

Capital Ratios (Bank Level):
Equity / assets	12.2%		11.9%		11.9%		11.6%	11.4%		11.3%
Total risk-based capital ratio	16.3%		16.5%		16.2%		16.3%	16.4%		16.1%
Tier 1 risk-based capital ratio	15.3%		15.4%		15.2%		15.3%	15.4%		15.1%
Common equity tier 1 ratio	15.3%		15.4%		15.2%		15.3%	15.4%		15.1%
Leverage ratio	12.8%		12.6%		12.4%		11.9%	12.2%		11.8%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2025					2024
	June 30		March 31			December 31			September 30			June 30			March 31
Loans	$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total
Commercial business loans	$43,158	2.3%		$46,479	2.5%		$47,612	2.5%		$39,741	2.2%		$41,806	2.3%		$42,779	2.3%
Commercial PPP loans	124	0.0%		124	0.0%		124	0.0%		126	0.0%		127	0.0%		129	0.0%
Commercial owner-occupied real estate loans	320,061	16.7%		318,087	17.1%		329,222	17.6%		343,906	18.7%		349,644	19.2%		356,335	19.6%
Total business loans	363,343	19.0%		364,690	19.6%		376,958	20.2%		383,773	20.9%		391,577	21.5%		399,243	21.9%

Investor real estate loans	777,591	40.7%		759,002	40.7%		757,173	40.5%		726,771	39.5%		722,419	39.6%		692,418	38.0%
Construction & development loans	186,409	9.7%		173,270	9.3%		164,988	8.8%		161,466	8.8%		138,744	7.6%		151,476	8.3%
Multi-family loans	94,415	4.9%		95,556	5.1%		94,695	5.1%		91,426	5.0%		91,925	5.1%		94,719	5.2%
Total commercial real estate loans	1,058,415	55.3%		1,027,828	55.1%		1,016,856	54.4%		979,663	53.3%		953,088	52.3%		938,613	51.5%

Residential mortgage loans	489,522	25.6%		472,747	25.3%		472,932	25.3%		473,787	25.8%		476,764	26.2%		482,254	26.5%
Consumer loans	998	0.1%		809	0.0%		906	0.0%		877	0.0%		876	0.0%		772	0.1%
Total loans	$1,912,278	100.0%		$1,866,074	100.0%		$1,867,652	100.0%		$1,838,100	100.0%		$1,822,305	100.0%		$1,820,882	100.0%
Less: Allowance for loan credit losses	(19,298)			(18,826)			(18,715)			(18,481)			(18,433)			(18,671)
Net deferred loan costs	4,637			4,398			4,521			4,498			4,882			5,049
Net loans	$1,897,617			$1,851,646			$1,853,458			$1,824,117			$1,808,754			$1,807,260

	2025					2024
	June 30		March 31			December 31			September 30			June 30			March 31
Deposits	$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total
Non-interest bearing demand deposits	$438,628	23.1%		$437,822	22.8%		$433,288	22.9%		$472,422	24.4%		$437,169	22.8%		$404,669	21.3%
Interest-bearing demand deposits:
NOW accounts(1)	344,931	18.2%		355,752	18.5%		355,840	18.8%		324,660	16.8%		321,702	16.8%		318,445	16.8%
Money market accounts(1)	336,299	17.7%		349,634	18.2%		349,257	18.5%		360,725	18.6%		346,249	18.1%		326,135	17.1%
Savings accounts	42,966	2.3%		42,583	2.2%		44,367	2.3%		43,779	2.3%		45,884	2.4%		50,664	2.7%
Certificates of deposit
$250,000 or more	324,343	17.1%		322,630	16.8%		315,549	16.7%		334,591	17.3%		339,908	17.8%		355,766	18.7%
Less than $250,000	80,500	4.2%		79,305	4.1%		83,060	4.4%		86,932	4.5%		91,258	4.8%		99,694	5.2%
QwickRate® certificates of deposit	249	0.1%		249	0.0%		249	0.0%		4,119	0.2%		4,119	0.2%		5,117	0.3%
IntraFi® certificates of deposit	27,015	1.4%		36,522	1.9%		34,288	1.8%		32,801	1.7%		32,922	1.7%		34,443	1.8%
Brokered deposits	301,962	15.9%		297,678	15.5%		276,517	14.6%		276,121	14.2%		293,629	15.4%		306,057	16.1%
Total deposits	$1,896,893	100.0%		$1,922,175	100.0%		$1,892,415	100.0%		$1,936,150	100.0%		$1,912,840	100.0%		$1,900,990	100.0%

Borrowings
Federal funds purchased	$16,500	17.0%	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%
Federal Home Loan Bank advances	56,000	57.5%		56,000	69.3%		56,000	69.3%		56,000	69.3%		- -	0.0%		- -	0.0%
Federal Reserve Bank borrowings	- -	0.0%		- -	0.0%		- -	0.0%		- -	0.0%		77,000	75.7%		77,000	75.7%
Subordinated debt, net	24,833	25.5%		24,812	30.7%		24,791	30.7%		24,770	30.7%		24,749	24.3%		24,729	24.3%
Total borrowings	$97,333	100.0%		$80,812	100.0%		$80,791	100.0%		$80,770	100.0%		$101,749	100.0%		$101,729	100.0%

Total deposits and borrowings	$1,994,226			$2,002,987			$1,973,206			$2,016,920			$2,014,589			$2,002,719

Core customer funding sources (2)	$1,594,682	81.0%		$1,624,248	82.1%		$1,615,649	82.9%		$1,655,910	83.1%		$1,615,092	81.2%		$1,589,816	80.4%
Wholesale funding sources (3)	374,711	19.0%		353,927	17.9%		332,766	17.1%		336,240	16.9%		374,748	18.8%		388,174	19.6%
Total funding sources	$1,969,393	100.0%		$1,978,175	100.0%		$1,948,415	100.0%		$1,992,150	100.0%		$1,989,840	100.0%		$1,977,990	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand® IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased, Federal Home Loan Bank advances and Federal Reserve Bank borrowings.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$228,940	$2,346	2.07%	$261,970	$2,629	2.02%
Tax-exempt(1)	1,379	22	3.22%	1,380	22	3.21%
Total securities	$230,319	$2,368	2.07%	$263,350	$2,651	2.02%
Loans, net of unearned income(2):
Taxable	1,851,710	49,770	5.42%	1,803,507	46,684	5.21%
Tax-exempt(1)	16,586	325	3.95%	19,837	378	3.83%
Total loans, net of unearned income	$1,868,296	$50,095	5.41%	$1,823,344	$47,062	5.19%
Interest-bearing deposits in other banks	$124,164	$2,756	4.48%	$148,445	$4,080	5.53%
Total interest-earning assets	$2,222,779	$55,219	5.01%	$2,235,139	$53,793	4.84%
Total non-interest earning assets	13,020			16,726
Total assets	$2,235,799			$2,251,865
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$343,682	$3,961	2.32%	$308,612	$4,211	2.74%
Money market accounts	343,810	4,600	2.70%	323,287	5,122	3.19%
Savings accounts	42,574	211	1.00%	52,122	361	1.39%
Time deposits	724,806	15,528	4.32%	791,157	17,687	4.50%
Total interest-bearing deposits	$1,454,872	$24,300	3.37%	$1,475,178	$27,381	3.73%
Federal funds purchased	92	2	4.38%	55	2	7.31%
Subordinated debt	24,810	698	5.67%	24,726	698	5.68%
Federal Reserve Bank borrowings	—	—	N/M	76,116	1,804	4.77%
Federal Home Loan Bank advances	56,000	1,124	4.05%	—	—	N/M
Total interest-bearing liabilities	$1,535,774	$26,124	3.43%	$1,576,075	$29,885	3.81%
Demand deposits	429,322			423,414
Other liabilities	17,975			17,832
Total liabilities	$1,983,071			$2,017,321
Shareholders’ equity	$252,728			$234,544
Total liabilities and shareholders’ equity	$2,235,799			$2,251,865

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$29,095	1.58%		$23,908	1.03%
Less: tax-equivalent adjustment		72			83
Net interest income and spread (GAAP)		$29,023	1.57%		$23,825	1.02%

Interest income/earning assets			5.00%			4.83%
Interest expense/earning assets			2.37%			2.69%
Net interest margin			2.63%			2.14%

Tax-equivalent interest income/earning assets (Non-GAAP)(1)			5.01%			4.84%
Interest expense/earning assets			2.37%			2.69%
Tax-equivalent net interest margin (Non-GAAP)(3)			2.64%			2.15%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $72 thousand and $83 thousand for the six months ended June 30, 2025 and June 30, 2024, respectively.
(2)	The Company did not have any loans on non-accrual as of June 30, 2025 and June 30, 2024.
(3)	Tax-equivalent net interest margin adjusts for differences in tax treatment of interest income sources. The entire tax-equivalent adjustment is attributable to interest income on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the tax-equivalent components.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$227,792	$1,192	2.10%	$254,561	$1,278	2.02%
Tax-exempt(1)	1,379	11	3.20%	1,379	11	3.21%
Total securities	$229,171	$1,203	2.11%	$255,940	$1,289	2.03%
Loans, net of unearned income(2):
Taxable	1,851,793	25,092	5.43%	1,793,487	23,227	5.21%
Tax-exempt(1)	16,497	163	3.96%	17,235	169	3.94%
Total loans, net of unearned income	$1,868,290	$25,255	5.42%	$1,810,722	$23,396	5.20%
Interest-bearing deposits in other banks	$127,345	$1,422	4.48%	$155,996	$2,144	5.53%
Total interest-earning assets	$2,224,806	$27,880	5.03%	$2,222,658	$26,829	4.85%
Total non-interest earning assets	14,149			16,603
Total assets	$2,238,955			$2,239,261
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$330,306	1,834	2.23%	$303,745	2,012	2.66%
Money market accounts	348,321	2,318	2.67%	321,822	2,545	3.18%
Savings accounts	42,092	107	1.02%	51,179	186	1.46%
Time deposits	728,908	7,742	4.26%	773,470	8,707	4.53%
Total interest-bearing deposits	$1,449,627	$12,001	3.32%	$1,450,216	$13,450	3.73%
Federal funds purchased	182	2	4.41%	—	—	—%
Subordinated debt	24,820	349	5.64%	24,737	349	5.67%
Federal Reserve Bank borrowings	—	—	NM	77,000	911	4.76%
Federal Home Loan Bank advances	56,182	565	4.03%	—	—	N/M
Total interest-bearing liabilities	$1,530,811	$12,917	3.38%	$1,551,953	$14,710	3.81%
Demand deposits	433,798			432,794
Other liabilities	20,275			19,378
Total liabilities	$1,984,884			$2,004,125
Shareholders’ equity	$254,071			$235,136
Total liabilities and shareholders’ equity	$2,238,955			$2,239,261

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$14,963	1.65%		$12,119	1.04%
Less: tax-equivalent adjustment		37			38
Net interest income and spread (GAAP)		$14,926	1.64%		$12,081	1.04%

Interest income/earning assets			5.02%			4.85%
Interest expense/earning assets			2.33%			2.66%
Net interest margin			2.69%			2.19%

Tax-equivalent interest income/earning assets (Non-GAAP)(1)			5.03%			4.85%
Interest expense/earning assets			2.33%			2.66%
Tax-equivalent net interest margin (Non-GAAP)(3)			2.70%			2.19%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $37 thousand and $38 thousand for the three months ended June 30, 2025 and June 30, 2024, respectively.
(2)	The Company did not have any loans on non-accrual as of June 30, 2025 and June 30, 2024.
(3)	Tax-equivalent net interest margin adjusts for differences in tax treatment of interest income sources. The entire tax-equivalent adjustment is attributable to interest income on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the tax-equivalent components.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)
	As of
	June 30, 2025	December 31, 2024	June 30, 2024
Regulatory Ratios (Bank)
Total risk-based capital (GAAP)	$305,511	$295,119	$290,228
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	8,554	10,732	12,661
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	10,059	12,353	12,978
Adjusted total risk-based capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$286,898	$272,034	$264,589

Tier 1 capital (GAAP)	$285,579	$276,468	$272,276
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	8,554	10,732	12,661
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	10,059	12,353	12,978
Adjusted tier 1 capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$266,966	$253,383	$246,637

Risk weighted assets (GAAP)	$1,871,042	$1,819,888	$1,769,472
Less: Risk weighted available-for-sale securities	19,880	19,623	22,343
Less: Risk weighted held-to-maturity securities	16,157	16,462	16,788
Adjusted risk weighted assets, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$1,835,005	$1,783,803	$1,730,341

Total average assets for leverage ratio (GAAP)	$2,235,919	$2,235,952	$2,236,987
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	8,554	10,732	12,661
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	10,059	12,353	12,978
Adjusted total average assets for leverage ratio, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$2,217,306	$2,212,867	$2,211,348

Total risk-based capital ratio (2)
Total risk-based capital ratio (GAAP)	16.3%	16.2%	16.4%
Adjusted total risk-based capital ratio (Non-GAAP) (3)	15.6%	15.3%	15.3%

Tier 1 capital ratio (4)
Tier 1 risk-based capital ratio (GAAP)	15.3%	15.2%	15.4%
Adjusted tier 1 risk-based capital ratio (Non-GAAP) (5)	14.6%	14.2%	14.3%

Common equity tier 1 ratio (6)
Common equity tier 1 ratio (GAAP)	15.3%	15.2%	15.4%
Adjusted common equity tier 1 ratio (Non-GAAP) (7)	14.6%	14.2%	14.3%

Leverage ratio (8)
Leverage ratio (GAAP)	12.8%	12.4%	12.2%
Adjusted leverage ratio (Non-GAAP) (9)	12.0%	11.5%	11.2%

(1)	Includes tax benefit calculated using the federal statutory tax rate of 21%.
(2)	The total risk-based capital ratio is calculated by dividing total risk-based capital by risk weighted assets.
(3)	The adjusted total risk-based capital ratio is calculated by dividing adjusted total risk-based capital by adjusted risk weighted assets.
(4)	The tier 1 capital ratio is calculated by dividing tier 1 capital by risk weighted assets.
(5)	The adjusted tier 1 capital ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(6)	The common equity tier 1 ratio is calculated by dividing tier 1 capital by risk weighted assets.
(7)	The adjusted common equity tier 1 ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(8)	The leverage ratio is calculated by dividing tier 1 capital by total average assets for leverage ratio.
(9)	The adjusted leverage ratio is calculated by dividing adjusted tier 1 capital by adjusted total average assets for leverage ratio.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended
	June 30, 2025	December 31, 2024	June 30, 2024
Pre-tax, pre-provision earnings (Non-GAAP)
Income before income taxes	$6,583	$6,104	$5,019
Adjustment: Provision for (recovery of) credit losses	537	298	(292)
Pre-tax, pre-provision earnings (Non-GAAP)(1)	$7,120	$6,402	$4,727

(1)	Pre-tax, pre-provision earnings is calculated by adjusting income before income taxes for provision for (recovery of) credit losses.